UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2015

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D, Broomfield, CO	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 4, 2015, Noodles & Company (the “Company”) amended its Amended and Restated Credit Agreement by entering into Amendment No. 1 to the Amended and Restated Credit Agreement with the Company, as borrower, the other Loan Parties party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender (the “Amendment”). The Amendment, among other things, increases the maximum principal amount of the Company’s revolving credit facility from $45 million to $75 million (which amount may be increased by up to an additional $15,000,000 subject to the terms and conditions of the Amended and Restated Credit Agreement, as amended) and extends the maturity date of the revolving credit facility to 2020.

A copy of the amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Amendment is a summary only and is qualified in its entirety by the terms of the Amendment.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The discussion of the Amendment No. 1 to the Amended and Restated Credit Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 8.01. Other Events
On June 4, 2015, the Company issued a press release announcing a share repurchase plan. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)    List of Exhibits

Exhibit No.	Description
10.1
Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of June 4, 2015, among Noodles & Company, the other Loan Parties party thereto, the lenders thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

99.1	Noodles & Company Press Release dated June 4, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOODLES & COMPANY

By: /s/ DAVE BOENNIGHAUSEN
Name: Dave Boennighausen
Title: Chief Financial Officer

DATED: June 4, 2015

Exhibit Index

Exhibit No.	Description
10.1
Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of June 4, 2015, among Noodles & Company, the other Loan Parties party thereto, the lenders thereto and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

99.1	Noodles & Company Press Release dated June 4, 2015